ARTICLES OF INCORPORATION
                                       OF
                                 YUMMIES, INC.


     I, the undersigned natural person acting as incorporator of the corporation under the Nevada Business Corporation Act adopt the following Articles of Incorporation for such corporation.

                                   ARTICLE I

     Name: The name of the corporation (hereinafter called "Corporation") is Yummies, Inc.


                                   ARTICLE II

     Period of Duration: The period of duration of the Corporation is perpetual.

                                  ARTICLE III

     Purpose and Powers. The purpose for which this Corporation is organized is to engage in the business of rental of boats and personal watercraft and to engage in any and all other lawful business.

                                   ARTICLE IV

     Capitalization. The Corporation shall have the authority to issue 50,000,000 shares of common stock having a par value of $.001. As provided in NRS 78.195 and 78.196, the Board of directors of the Corporation shall fix and determine, by resolution, any classes or series and the number of shares in each, together with voting rights, preferences, limitations or other differences between any such classes or series. Fully paid stock of this Corporation shall not be liable for further call or assessment. The authorized shares shall be issued at the discretion of the Directors.



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                                   ARTICLE V

     Initial Registered Office. The address of the initial registered office of the Corporation is 3230 Flamingo Rd., Suite 156, Las Vegas, Nevada 89121 and the initial resident agent of the Corporation at such address is Gateway Enterprises, Inc.

                                   ARTICLE VI

     Directors. The minimum number of Directors of the Corporation shall be one and the maximum number of Directors of the corporation shall be three. Directors need not be stockholders in the Corporation but shall be elected by the stockholders of the Corporation. The number of Directors constituting the initial Board of directors are one (1) and the name and post office address of the persons who shall serve as Directors until his successor is elected and qualified is:

                               Dianne Hattan-Ward
                              1129 East 5690 South
                           Salt Lake City, Utah 84121


                                  ARTICLE VII

     Incorporators. The name and post office address of each incorporator is:

                               Shirrell W. Hughes
                    1981 East Murray Holladay Rd., Suite 100
                           Salt Lake City, Utah 84117

                                  ARTICLE VIII

Non Applicability of Certain Provisions. Neither NRS 78.378 to 78.3793, inclusive, nor NRS 78.411 to 78.444, inclusive, shall apply to this corporation.

                                   ARTICLE IX

     Indemnification. The Corporation shall indemnify to the full extent of its powers to do such under the Nevada Business Corporations Act, all directors, officers, employees and/or agents of the Company from the liabilities and expenses incurred in connection with any action, suit, or proceeding in which such person shall be a party be reason of such persons relationship to the Company.



/s/ Shirrell W. Hughes
---------------------------
Shirrell W. Hughes




STATE OF UTAH              )
                           )ss
COUNTY OF SALT LAKE        )


     On the 8th day of June, 1998, personally appeared before me Shirrell W. Hughes and duly acknowledged to me that she is the person who signed the foregoing instrument as incorporator and that she has read the foregoing instrument and knows the contents thereof and that the same is true of her own knowledge except as to those matters upon which she operation on information and belief and as to those matters believes them to be true.



/s/ Melinda K. Orth
---------------------------
NOTARY PUBLIC

Residing in Salt Lake County

My Commission Expires 2-23-2000




Gateway Enterprises, Inc. hereby accepts appoint as the registered Agent for the above Corporation.

GATEWAY ENTERPRISES, INC. by

Shirrell W. Hughes
-----------------------------
Shirrell W. Hughes, President